Gaia Reports Third Quarter 2025 Results

BOULDER, CO – November 3, 2025 - Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, reported financial results for the third quarter ended September 30, 2025.

Highlights:

•
Revenue increased 14%, compared to the prior year quarter
•
Launched proprietary AI model
•
Seventh consecutive quarter of positive operating and free cash flow generation

“Last October, we raised our subscription prices for most of our members by two dollars. While the losses from the price increase resulted in slower member growth, our revenue grew to a $100 million run-rate, or $25.0 million, during the third quarter, up from $22.0 million in the last year quarter,” said Jirka Rysavy, Gaia’s Chairman.

Kiersten Medvedich, Gaia’s CEO, commented: “We’re pleased to report good revenue growth this quarter. Last week’s launch of our proprietary AI Guide marks an important milestone as we invest in AI and our global community platform, key initiatives that will increase engagement across our site and content. Together, these initiatives position Gaia for a future where technology strengthens connection and enriches how our members experience Gaia.”

Gaia CFO, Ned Preston, stated: “In the third quarter of 2025, when compared to the third quarter of 2024, we delivered 14%, revenue growth, reaching a $100 million revenue run-rate. We continue to strengthen our financial position by generating positive operating and free cash flow, underscoring our disciplined approach and long-term growth. Free cash flow for the first nine months of 2025 improved by $1.4 million to $3.2 million compared to the same time frame from a year-ago.”

Third Quarter 2025 Financial Results

Revenue increased $3.0 million, or 14%, to $25.0 million, compared to $22.0 million in Q3 2024. Member count increased by 37,000 to 883,000 as of September 30, 2025, up from 846,000 from September 30, 2024. The growth was driven by organic and acquired members, plus increasing Average Revenue Per User (“ARPU”).

Gross profit increased 14% to $21.6 million from $19.0 million in Q3 2024, with gross margin improving to 86.4%, up from 86.1% in the year-ago quarter.

Net loss was $(1.2) million, or ($0.05) per share, versus $(1.2) million or ($0.05) per share, in Q3 2024.

For the third quarter, our free cash flow was $0.9 million compared to $0.1 million in the year-ago quarter, representing the seventh consecutive quarter of positive free cash flow. For the first nine months of 2025, free cash flow was $3.2 million, up from $1.8 million during the same period of last year.

Our cash position increased to $14.2 million plus unused $10.0 million credit line up from $4.4 million a year ago.

Conference Call

Date: Monday, November 3, 2025

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13756365

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 17, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13756365

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 90% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), the financial information included in this release contains non-GAAP financial measures, including Free Cash Flow. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated. Free Cash Flow represents net cash provided by operating activities plus cash paid for interest payments, less cash used for capital expenditures, plus cash from non-core business activities. We believe Free Cash Flow is also useful as one of the bases for comparing the Gaia’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, Gaia’s calculation of Free Cash Flow might not necessarily be comparable to such other similarly titled captions of other companies. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com

GAIA, INC.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands, except share and per share data)	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,162	$5,860
Accounts receivable	5,623	5,560
Other receivables	—	1,809
Prepaid expenses and other current assets	3,702	2,513
Total current assets	23,487	15,742
Media library, net	39,558	38,987
Operating right-of-use asset, net	4,809	5,454
Property and equipment, net	25,646	26,883
Technology license, net	14,945	15,550
Investments and other assets, net	8,666	6,658
Goodwill	33,982	31,943
Total assets	$151,093	$141,217
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,185	$12,435
Accrued and other liabilities	5,796	3,491
Long-term debt, current portion	5,667	5,801
Operating lease liability, current portion	884	839
Deferred revenue	19,289	19,268
Total current liabilities	44,821	41,834
Operating lease liability, net of current portion	4,203	4,869
Deferred taxes, net	526	501
Total liabilities	49,550	47,204
Shareholder's equity:
Class A common stock, $0.0001 par value, 150,000,000 shares authorized, 19,709,325 and 18,066,942 shares issued, 19,644,338 and 18,001,955 shares outstanding at September 30, 2025 and December 31, 2024, respectively	2	2
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 5,400,000 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	180,663	171,100
Accumulated deficit	(94,396)	(90,428)
Total Gaia, Inc. shareholders’ equity	86,270	80,675
Noncontrolling interests	15,273	13,133
Total equity	101,543	94,013
Total liabilities and equity	$151,093	$141,217

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024

Revenues, net	$24,984	$22,028	$73,456	$65,197
Cost of revenues	3,410	3,071	9,629	9,589
Gross profit	21,574	18,957	63,827	55,608
Operating expenses:
Selling and operating	20,578	18,106	61,233	53,987
Corporate, general and administration	2,237	2,013	7,043	5,630
Total operating expenses	22,815	20,119	68,276	59,617
Loss from operations	(1,241)	(1,162)	(4,449)	(4,009)
Other income (expense), net	22	(144)	9	(396)
Loss before income taxes	(1,219)	(1,306)	(4,440)	(4,405)
Income tax expense	12	—	61	—
Loss from continuing operations	(1,231)	(1,306)	(4,501)	(4,405)
(Loss) / gain from discontinued operations	(63)	(194)	(59)	(229)
Net loss	(1,294)	(1,500)	(4,560)	(4,634)
Net (loss) / income attributable to noncontrolling interests	(141)	(308)	(592)	(204)
Net loss attributable to common shareholders	$(1,153)	$(1,192)	$(3,968)	$(4,430)

Loss per share:
Basic
Continuing operations (attributable to common shareholders)	$(0.05)	$(0.04)	$(0.16)	$(0.18)
Discontinued operations	$—	$(0.01)	$—	$(0.01)
Basic loss per share	$(0.05)	$(0.05)	$(0.16)	$(0.19)
Diluted
Continuing operations (attributable to common shareholders)	$(0.05)	$(0.04)	$(0.16)	$(0.18)
Discontinued operations	$—	$(0.01)	$—	$(0.01)
Diluted loss per share	$(0.05)	$(0.05)	$(0.16)	$(0.19)
Weighted-average shares outstanding:
Basic	25,044	23,404	24,805	23,312
Diluted	25,044	23,404	24,805	23,312

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024

Net cash provided by (used in):
Net cash provided by operating activities	$326	$409	$3,908	$4,264
Net cash provided by (used in) investing activities	(3,927)	(1,361)	(6,361)	(13,881)
Net cash (used in) provided by financing activities	3,839	(142)	10,755	6,216
Net change in cash and cash equivalents	$238	$(1,094)	$8,302	$(3,401)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024

Net cash provided by operating activities	$326	$409	$3,908	$4,264
Cash paid for interest	72	141	290	403
Net cash used for capital expenditures	(1,927)	(1,361)	(4,361)	(3,881)
Change in cash from non-core business activities	2,417	950	3,391	1,050
Free cash flow	$888	$139	$3,229	$1,836